Exhibit 10.4

SHAREHOLDER VOTING AGREEMENT

This SHAREHOLDER VOTING AGREEMENT (this “Agreement”), dated as of April 2, 2015, is entered into by and between the undersigned shareholder (“Shareholder”) of Premier Exhibitions , Inc., a Florida corporation (the “Company”), and Dinoking Tech, Inc., a company existing under the laws of the Province of British Columbia (“DK”).

A.            Contemporaneously with the execution of this Agreement, DK, the Company, 1032403 B.C. LTD., a company existing under the laws of the Province of British Columbia (“Exchangeco”), Daoping Bao, a businessperson residing in Richmond, British Columbia (“Bao”), and Nancy Brenner, a businessperson residing in Delta, British Columbia (“Brenner”), are entering into a Merger Agreement, dated as of the date hereof (as the same may be amended or modified after the date hereof, the “Merger Agreement”), providing, among other things, the acquisition of DK by the Company through the transfer and sale to the Company by the shareholders of DK of all the issued and outstanding capital stock of DK (as the same may be amended or modified after the date hereof, the “Merger”).

B.            As a condition of and inducement to DK’s willingness to enter into the Merger Agreement, DK has required that Shareholder enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and in the Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

1.             Certain Definitions.

For the purposes of this Agreement, the following terms shall have the respective meanings ascribed to them in this Section 1.

“Acquisition Proposal” has the meaning set forth in the Merger Agreement.

“Additional Owned Shares” means all Shares and any other Equity Interests in the Company which are beneficially owned by Shareholder or any of its Affiliates and are acquired after the date hereof and prior to the termination of this Agreement.

“Affiliate” has the meaning set forth in the Merger Agreement.

“beneficial ownership” (and related terms such as “beneficially owned” or “beneficial owner”) has the meaning set forth in Rule 13d-3 under the Exchange Act.

“Business Day” has the meaning set forth in the Merger Agreement.

“Change of Recommendation” means the approval by the Company’s board of directors of a Superior Proposal in strict conformance with the Merger Agreement.

“Company” has the meaning assigned thereto in the recitals hereof.

“Company Shareholders Meeting” has the meaning assigned thereto in Section 2 hereof.

“Covered Shares” means the Owned Shares and Additional Owned Shares.

“Disclosed Owned Securities” has the meaning assigned thereto in Section 5(a) hereof.

“Encumbrances” has the meaning assigned thereto in Section 5(a) hereof.

“Effective Time” has the meaning set forth in the Merger Agreement.

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“Equity Interest” means (i) any Share, (ii) any other share, capital stock, partnership, limited liability company, membership or similar interest in any Person and (iii) any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable with respect thereto or therefor.

“Exchange Act” has the meaning set forth in the Merger Agreement.

“FBCA” means the Florida Business Corporations Act, as amended.

“Governmental Entity” has the meaning set forth in the Merger Agreement.

“Merger Agreement” has the meaning assigned thereto in the recitals hereof.

“Owned Shares” means all Shares and any other Equity Interests in the Company which are beneficially owned by Shareholder or any of its Affiliates as of the date hereof.

“Person” has the meaning set forth in the Merger Agreement.

“Premier Shareholders’ Resolution” has the meaning set forth in the Merger Agreement.

“Representatives” has the meaning assigned thereto in Section 3(b) hereof.

“Shares” means the Premier Shares as such term is defined in the Merger Agreement.

“Subsidiary” has the meaning set forth in the Merger Agreement.

“Superior Proposal” has the meaning set forth in the Merger Agreement.

“Takeover Law” means Sections 607.0901 and 607.0902 of the FBCA.

“Term” has the meaning assigned thereto in Section 6 hereof.

“Transactions” means the Merger and the other transactions contemplated by the Merger Agreement.

“Transfer” means, with respect to an Equity Interest, the transfer, pledge, hypothecation, encumbrance, assignment or other disposition (whether by sale, merger, consolidation, liquidation, dissolution, dividend, distribution or otherwise) of such Equity Interest or the beneficial ownership thereof, the offer to make such a transfer or other disposition, and each option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. As a verb, “Transfer” shall have a correlative meaning.

2.            Shareholder Vote.

(a)           Voting Agreement. At any meeting of the shareholders of the Company, however called, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the shareholders of the Company is sought as to a matter described in any of clauses (i) – (vii) below (each, a “Company Shareholders Meeting”), Shareholder shall, and shall cause the holder of record of any Covered Shares to, (i) appear at each such meeting or otherwise cause all Covered Shares to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all Covered Shares:

(i)          in favor of adopting the Premier Shareholders’ Resolution;

(ii)         in favor of any adjournment or postponement recommended by the Company or requested by DK pursuant to the Merger Agreement with respect to any shareholder meeting with respect to the Premier Shareholders’ Resolution;

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(iii)        against any Acquisition Proposal or any proposal relating to an Acquisition Proposal;

(iv)        against any consolidation, combination, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company, in each case other than in furtherance of approving the Transactions with DK contemplated the Merger Agreement;

(v)         against any change in the business, management or Board of Directors of the Company other than in furtherance of the Transactions with DK contemplated the Merger Agreement;

(vi)        against any proposal, action or agreement that would reasonably be expected to (1) impede, frustrate, prevent or nullify any provision of this Agreement, the Merger Agreement or the Merger, (2) result in a breach of any covenant, representation, warranty or any other obligation or agreement of the Company under the Merger Agreement, (3) could reasonably be expected to result in any of the conditions set forth in the Merger Agreement not being fulfilled or (4) except as expressly contemplated by the Merger Agreement, change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, the Company; and

(vii)       Shareholder shall not propose, commit or agree to take any action inconsistent with any of the foregoing clauses (i) – (vi).

(b)           Relief from Certain Obligations. In the event that a Change of Recommendation which does not result from a material breach of any provision the Merger Agreement occurs in favor of a Superior Proposal then, notwithstanding anything to the contrary contained in this Agreement, Shareholder shall, upon delivery of written notice to DK, be relieved of its obligations under this Section 2 of this Agreement with respect to the Covered Shares; provided that if at any time thereafter such proposal shall cease to constitute a Superior Proposal under the Merger Agreement, the obligations of Shareholder as to the Covered Shares under this Section 2 shall, without the requirement of any action by a party hereto, then and thereafter again become binding with respect to the Covered Shares.

(c)           Irrevocable Proxy.

(i)          Shareholder hereby (A) irrevocably grants to, and appoints, DK, and any Person designated in writing by DK, and each of them individually, Shareholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Shareholder, to vote all of the Covered Shares or grant a consent or approval in respect of the Covered Shares, in accordance with the terms of Section 2(a) hereof and (B) revokes any and all proxies heretofore given in respect of the Covered Shares.

(ii)         The attorneys-in-fact and proxies named above are hereby authorized and empowered by Shareholder at any time during the Term to act as Shareholder’s attorney-in-fact and proxy to vote the Covered Shares, and to exercise all voting, consent and similar rights of Shareholder with respect to the Covered Shares (including the power to execute and deliver written consents), at every Company Shareholders Meeting and in every written consent in lieu of such a meeting in accordance with the terms of Section 2(a) hereof.

(iii)        Shareholder hereby represents to DK that any proxies heretofore given in respect of the Covered Shares are not irrevocable and that any such proxies are hereby revoked, and Shareholder agrees to promptly notify the Company of such revocation. Shareholder hereby affirms that the irrevocable proxy granted herein is given in connection with the execution of the Merger Agreement and that such irrevocable proxy is given to secure the performance of the duties of Shareholder under this Agreement. Shareholder hereby further affirms that the irrevocable proxy granted herein is coupled with an interest and may under no circumstances be revoked. Shareholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Without limiting the generality of the foregoing, such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 607.0722 of the FBCA. If for any reason the proxy granted herein is not irrevocable, Shareholder agrees to vote the Covered Shares and take such other required actions in accordance with Section 2(a) hereof.

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(iv)        During any period of time in which Shareholder is relieved of its obligations with respect to the Covered Shares in accordance with Section 2(b) hereof, then any proxies of Shareholder granted pursuant to this Section 2(c) relating to the Covered Shares shall be suspended.

3.            No Disposition or Solicitation.

(a)           No Disposition or Adverse Act. Shareholder hereby covenants and agrees that, except as contemplated by this Agreement and the Merger Agreement, Shareholder shall not (i) offer to Transfer, Transfer or consent to any Transfer of any or all of the Covered Shares or any interest therein without the prior written consent of DK, (ii) enter into any contract, option or other agreement or understanding with respect to any Transfer of any or all Covered Shares or any interest therein, (iii) grant any proxy, power-of-attorney or other authorization or consent in or with respect to any or all of the Covered Shares, (iv) deposit any or all of the Covered Shares into a voting trust or enter into a voting agreement or arrangement with respect to any or all of the Covered Shares or (v) take any other action that would make any representation or warranty of Shareholder contained herein untrue or incorrect or in any way restrict, limit or interfere with the performance of Shareholder’s obligations hereunder or the transactions contemplated hereby or by the Merger Agreement. Any attempted Transfer of Covered Shares or any interest therein in violation of this Section 3(a) shall be null and void. Notwithstanding the foregoing, the Transfer of any Covered Shares from the Shareholder to any existing holder of an Equity Interest in the Shareholder as of the date hereof will be a permitted if at least one business days’ advance notice is given to DK (which notice shall include information about the Transfer and transferee as may be required to amend any Schedule 13D/G filings with the SEC) and either (a) as a condition precedent to that Transfer, that holder enters into a joinder in form and substance reasonably satisfactory to DK agreeing to be subject to and bound by all of the terms of this Agreement or (b) those Transfers occur in connection with a legal obligation of the Shareholder to that holder to distribute Covered Shares upon the full and complete redemption of that holder’s Equity Interest in the Shareholder and the Shareholder does not Transfer more than __________ Shares in connection with all such Transfers under this clause (b).

(b)           No Solicitation, Discussion or Negotiation. During the Term of this Agreement, Shareholder hereby agrees that Shareholder shall not, and shall instruct and cause its officers, directors, employees, investment bankers, attorneys, accountants, consultants, agents and other advisors and representatives (collectively, its “Representatives”) not to, directly or indirectly:

(i)          initiate, solicit or knowingly facilitate or encourage any inquiries, discussions or the making of any proposal, request or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal;

(ii)         approve, endorse, recommend or enter into, or publicly propose to approve, endorse, recommend or enter into, any alternative acquisition agreement;

(iii)        terminate, amend, release, modify, or fail to enforce any provision of, or grant any permission, waiver or request under, any standstill, confidentiality or similar agreement in respect of or in contemplation of an Acquisition Proposal;

(iv)        engage in, continue or otherwise participate in any discussions or negotiations regarding any Acquisition Proposal or the acquisition of any interest in the Covered Shares;

(v)         furnish any non-public information relating to the Company or any of its Subsidiaries, or afford access to the books or records or directors, officers, employees or advisors of the Company or any of its Subsidiaries, to any third party that is seeking to or may make, or has made, an Acquisition Proposal;

(vi)        take any action to make the provisions of any Takeover Law inapplicable to any transactions contemplated by any Acquisition Proposal; or

(vii)       propose, commit or agree to do any of the foregoing.

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4.             Additional Agreements.

(a)           Certain Events. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Covered Shares or the acquisition of Additional Owned Shares or other Equity Interests or rights of the Company by Shareholder or any of its Affiliates, (i) the type and number of Covered Shares shall be adjusted appropriately, and (iii) this Agreement and the obligations hereunder shall automatically attach to any additional Covered Shares or other Equity Interests or rights of the Company issued to or acquired by Shareholder or any of its Affiliates.

(b)          Waiver of Appraisal and Dissenters’ Rights. Shareholder hereby waives and agrees not to exercise any rights of appraisal or rights to dissent from the Merger that Shareholder may have.

(c)           Communications. During the Term of this Agreement, unless required by applicable law, Shareholder shall not, and shall cause its Representatives not to, make any press release, public announcement or other communication with respect to the business or affairs of the Company, DK, Exchangeco or Newco, including this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby, without the prior written consent of DK. Shareholder hereby (i) consents to and authorizes the publication and disclosure by DK of Shareholder’s identity and holding of Covered Shares, and the nature of Shareholder’s commitments, arrangements and understandings under this Agreement, and any other information that DK reasonably determines to be necessary or desirable in any press release or any other disclosure document in connection with the Merger or any other Transactions and (ii) agrees as promptly as practicable to notify DK of any required corrections with respect to any written information supplied by Shareholder specifically for use in any such disclosure document.

(d)           Additional Owned Shares. Shareholder hereby agrees to notify DK promptly in writing of the number and description of any Additional Owned Shares.

5.             Representations and Warranties of Shareholder.

Shareholder hereby represents and warrants to DK as follows:

(a)           Title. Shareholder is the sole record owner of (i) the Owned Shares and (ii) the Equity Interests convertible into or exchangeable or exercisable for Owned Shares or other Equity Interests in the Company, in each case, set forth on Schedule I (the “Disclosed Owned Securities”). The Disclosed Owned Securities constitute all of the Equity Interests in the Company owned of record or beneficially by Shareholder or its Affiliates on the date hereof and neither Shareholder nor any of its Affiliates is the beneficial owner of, or has any right to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any Shares or any other Equity Interests of the Company or any Equity Interests convertible into or exchangeable or exercisable for Shares or such other Equity Interests, in each case other than the Disclosed Owned Securities. Shareholder has sole voting power, sole power of disposition and sole power to issue instructions with respect to the matters set forth in Sections 3 and 4 hereof and all other matters set forth in this Agreement, in each case with respect to all of the Covered Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement. Except as permitted by this Agreement, the Covered Shares and the certificates representing such shares, if any, are now, and at all times during the Term hereof will be, held by Shareholder, or by a nominee or custodian for the benefit of Shareholder, free and clear of any and all liens, pledges, claims, options, proxies, voting trusts or agreements, security interests, understandings or arrangements or any other encumbrances whatsoever (collectively, “Encumbrances”) on title, transfer or exercise of any rights of a shareholder in respect of the Owned Shares (other than as created by this Agreement or, if Shareholder is not an individual person, Encumbrances contained in Shareholder’s governing documents none of which adversely impact Shareholder’s ability to perform its obligations under this Agreement).

(b)           Organization and Qualification. Shareholder is an individual person or, if not an individual person, a corporation duly organized and validly existing in good standing under the laws of its incorporation.

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(c)           Authority. If Shareholder is not an individual person, Shareholder has all necessary power and authority and legal capacity to execute, deliver and perform all of Shareholder’s obligations under this Agreement, and consummate the transactions contemplated hereby, and no other proceedings or actions on the part of Shareholder or its board of directors (or analogous governing body) are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

(d)           Due Execution and Delivery. This Agreement has been duly and validly executed and delivered by Shareholder and, assuming due authorization, execution and delivery hereof by DK, constitutes a legal, valid and binding agreement of Shareholder, enforceable against Shareholder in accordance with its terms.

(e)           No Filings; No Conflict or Default. Except for filings under the Exchange Act, no filing with, and no permit, authorization, consent or approval of, any Governmental Entity or any other Person is necessary for the execution and delivery of this Agreement by Shareholder, the consummation by Shareholder of the transactions contemplated hereby and the compliance by Shareholder with the provisions hereof. None of the execution and delivery of this Agreement by Shareholder, the consummation by Shareholder of the transactions contemplated hereby or compliance by Shareholder with any of the provisions hereof will (i) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, modification or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, permit, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind, including any voting agreement, proxy arrangement, pledge agreement, shareholders agreement or voting trust, to which Shareholder is a party or by which Shareholder or any of Shareholder’s properties or assets may be bound, (ii) violate any judgment, order, writ, injunction, decree or award of any court, administrative agency or other Governmental Entity that is applicable to Shareholder or any of Shareholder’s properties or assets, or (iii) if Shareholder is not an individual person, contravene or conflict with Shareholder’s governing documents.

(f)            No Litigation. As of the date hereof, there is no suit, claim, action, investigation or proceeding pending or, to the knowledge of Shareholder, threatened against Shareholder at law or in equity before or by any Governmental Entity that could reasonably be expected to impair the ability of Shareholder to perform its obligations hereunder or consummate the transactions contemplated hereby.

(g)           No Fees. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Shareholder.

(h)           Receipt; Reliance. Shareholder has received and reviewed a copy of the Merger Agreement. Shareholder understands and acknowledges that DK is entering into the Merger Agreement in reliance upon Shareholder’s execution, delivery and performance of this Agreement.

6.             Termination.   The term (the “Term”) of this Agreement shall commence on the date hereof and shall terminate upon the earliest of (i) the mutual written agreement of DK and Shareholder, (ii) the Effective Time and (iii) the termination of the Merger Agreement in accordance with its terms; provided that (A) nothing herein shall relieve any party hereto from liability for any breach of this Agreement prior to its termination and (B) this Section 6 and Section 7 shall survive any termination of this Agreement.

7.             Miscellaneous.

(a)           Entire Agreement. This Agreement (together with Schedule I) constitutes the entire agreement and supersedes all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

(b)           Reasonable Efforts. Subject to the terms and conditions of this Agreement, Shareholder agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective the arrangements contemplated hereby. Upon DK’s request and without further consideration, Shareholder shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the arrangements contemplated hereby. Without limiting the foregoing, Shareholder shall execute and deliver to DK and any of its designees any additional proxies, including with respect to Additional Owned Shares, reasonably requested by DK in furtherance of this Agreement.

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(c)           No Assignment. This Agreement shall not be assignable by operation of law or otherwise. Any purported assignment in violation of this Agreement is void.

(d)           Binding Successors. Without limiting any other rights DK may have hereunder in respect of any Transfer of the Covered Shares, Shareholder agrees that this Agreement and the obligations hereunder shall attach to the Covered Shares beneficially owned by Shareholder and its Affiliates and shall be binding upon any Person to which legal or beneficial ownership of such Covered Shares shall pass, whether by operation of law or otherwise, including, without limitation, Shareholder’s heirs, guardians, administrators, representatives or successors.

(e)           Modification or Amendments. Subject to the provisions of applicable law, the parties hereto may modify or amend this Agreement by action taken by or on behalf of their respective boards of directors, by written agreement executed and delivered by duly authorized officers of the respective parties.

(f)            Notice. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been given (i) when delivered, if delivered in person, (ii) one Business Day following the day when deposited with a reputable and established overnight express courier (charges prepaid and with confirmation of delivery) or (iii) three Business Days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing in the manner set forth above, notices, requests, claims, demands and other communications hereunder shall be sent to the addresses indicated below:

If to Shareholder:

At the address and facsimile number set forth on Schedule I hereto.

with a copy (which shall not constitute notice) to:

Sellers Capital Master Fund, Ltd.
1 Ionia SW, Suite 200
Grand Rapids, MI 49503
Attention: Mark Sellers
Facsimile: No fax number

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If to DK:

Dinoking Tech Inc.
#110 - 11188 Featherstone Way
Richmond, British Columbia V6W 1K9
Canada
Attention:	Chief Executive Officer
Facsimile:	(604) 277-1617

with a copy (which shall not constitute notice) to:

Dentons Canada LLP
20th Floor, 250 Howe Street
Vancouver, British Columbia V6C 3R8
Canada
Attention:	Catherine Wade
Facsimile:	(604) 683-5214

(g)           Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision; and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

(h)           Specific Performance and Other Remedies. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that in the event of such breach no adequate remedy at law would exist and damages would be difficult to determine. Accordingly, in addition to any other remedy to which such party is entitled at law or in equity, each party shall be entitled, without proof of damages, to enforce specifically the terms and provisions of this Agreement in the state and federal courts of the United States of America located in the State of Florida, and any appellate court from any appeal thereof, and to temporary, preliminary and permanent injunctive relief (without the requirement of posting bond) to prevent breaches or threatened breaches of, or to enforce compliance with, any of the provisions of this Agreement without the necessity of posting bond or other security or undertaking (any requirements therefor being expressly waived). Each party agrees that it will not oppose the granting of specific performance relief on the basis that a party has an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or in equity.

(i)            No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with such party’s obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of such party’s right to exercise any such or other right, power or remedy or to demand such compliance.

(j)            No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

(k)           Governing Law. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with the law of, the state of Florida without regard to the conflicts of law principles thereof to the extent that such principles would direct a matter to another jurisdiction.

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(l)            Submission to Jurisdiction. The parties hereby irrevocably submit for themselves and their property, to the exclusive personal jurisdiction of the state and federal courts of the United States of America located in the State of Florida, and any appellate court from any appeal thereof, solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any proceeding for the interpretation or enforcement hereof or of any such document or transaction, that it is not subject thereto or that such proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims relating to such proceeding or transactions shall be heard and determined in such courts. The parties hereby consent to and grant any such court jurisdiction over the Person of such parties and, to the extent permitted by applicable law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such proceeding in the manner provided in Section 7(f) or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

(m)          Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDINGS DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF PROCEEDINGS, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7(m).

(n)           Interpretation. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. The words “include,” “includes” and “including” shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of like import. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. No provision of this Agreement shall be interpreted for or against any party hereto because that party or its legal representatives drafted the provision. The words “hereof,” “hereto,” “hereby,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not any particular section in which such words appear.

(o)           Counterparts. This Agreement may be executed in any number of counterparts, including by facsimile or other electronic transmission, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute one and the same agreement. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

(p)           Expenses. Except as otherwise provided herein, each party hereto shall pay such party’s own expenses incurred in connection with this Agreement.

(q)           No Ownership Interest. Nothing contained in this Agreement shall be deemed, upon execution, to vest in DK any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to Shareholder, and DK shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct Shareholder in the voting of any of the Covered Shares, except as otherwise provided herein.

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(r)            No Agreement in Shareholder’s Capacity as Director or Officer. If Shareholder is a director and/or officer of the Company (in addition to being a shareholder of the Company), Shareholder makes no agreement or understanding in this Agreement in Shareholder’s specific capacity as a director and/or officer of the Company, and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by Shareholder in its specific capacity as a director and/or officer of the Company, including in exercising rights under the Merger Agreement, and no such actions or omissions taken by Shareholder in its specific capacity as a director and/or officer of the Company shall be deemed a breach of this Agreement or (b) be construed to prohibit, limit or restrict Shareholder from exercising its fiduciary duties as a director and/or officer to the Company or its shareholders.

[Signature page follows]

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IN WITNESS WHEREOF, DK and Shareholder have caused this Agreement to be duly executed as of the day and year first above written.

DINOKING TECH, INC.

By:	/s/ Daoping Bao
Name: Daoping Bao
Its: President

SELLERS capital master fund, ltd.

By:	/s/ Mark A. Sellers
Name: Mark A. Sellers
Its: Founder, Managing Member

[Signature page to Shareholder Voting Agreement]

SCHEDULE I

Name and Contact Information for Shareholder	Number of Shares Beneficially Owned

Sellers Capital Master Fund	1,543,018

1 Ionia SW, Suite 200

Grand Rapids, MI 49503

Attention: Mark Sellers